Exhibit 10.16

Capitalworks Emerging Markets Acquisition Corp

c/o Ellenoff Grossman & Schole LLP

1145 Avenue of the Americas, 11th Floor

New York, NY 10105

April 18, 2023

Lexasure Financial Group Limited

B-08-05 Gateway Corp. Suites, Gateway Kiaramas

No. I Jalan Desa Kiara, Mont Kiara

50480 Kuala Lumpur, Malaysia

Attn: Ian Lim Teck Soon

Re: Hiring of Executive Personnel

Dear Ian,

Reference is hereby made to that certain Business Combination Agreement, dated as of March l, 2023 (as it may be amended, the “BCA”), by and among (i) Capitalworks Emerging Markets Acquisition Corp., a Cayman Islands exempted company limited by shares (together with its successors, “SPAC'), (ii) CEMAC Sponsor LP, a Cayman Islands exempted limited partnership, in the capacity as the SPAC Representative thereunder, (iii) Lexasure Financial Group Limited, a Cayman Islands exempted company limited by shares (the “Company”), (iv) Ian Lim Teck Soon, in the capacity as the Seller Representative thereunder, (v) Lexasure Financial Holdings Corp., a Cayman Islands exempted company limited by shares (“Pubco”), (vi) CEMAC Merger Sub Inc., a Cayman Islands exempted company limited by shares, and (vii) Lexasure Merger Sub Inc., a Cayman Islands exempted company limited by shares. Any capitalized term that is used, but not defined, in this letter agreement (this “Letter”) will have the meaning ascribed to such term in the BCA.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned parties hereby agrees as follows:

1.

The Company acknowledges that it needs to engage or hire further executive management personnel in order to carry out the Transactions and to transition into becoming a public company. The Company hereby agrees that the Company will offer to a third-party individual mutually agreeable to SPAC and the Company (the “Designated Executive”) a consulting arrangement reasonably acceptable to the Company, SPAC and such Designated Executive, and will negotiate in good faith and use its commercially reasonable efforts to hire such individual as an executive officer of the Company (and of Pubco as of the Closing) promptly thereafter if in the Company's reasonable judgment after consultation with the SPAC that such Designated Executive will make a good permanent addition to the management team after consummation of the Transactions, and such Designated Executive will be deemed to be added to Schedule 6.19 of the BCA upon such Designated Executive’s hiring by the Company. If such Designated Executive is not engaged by the Company as a consultant promptly after his or her selection by SPAC and the Company, SPAC and Company shall agree on one or more replacement third party Designated Executives, and the provisions of this paragraph I will apply to such replacement third party Designated Executives.

2.

This Letter (including the BCA to the extent incorporated herein) constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof.

3.

This Agreement shall be construed, interpreted and enforced in a manner consistent with the provisions of the BCA. The provisions set forth in Sections 10.2 through 10.12 and 10.14 through 10.16 of the BCA, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Letter as if all references to the “Agreement” in such sections were instead references to this Letter, and the references therein to the “Parties” were instead to the parties to this Letter.

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Please indicate your agreement to the foregoing by signing in the space provided below.

Capitalworks Emerging Markets Acquisition Corp

By:	/s/ Roberta Brzezinski
Name:	Roberta Brzezinski
Title:	Chief Executive Officer

Accepted and agreed, effective as of the date first written above:

Lexasure Financial Group Limited

By:	/s/ Ian Lim Teck Soon
Name: Ian Lim Teck Soon
Title: Chief Executive Officer

{Signature Page to Letter Agreement re Hiring of Executive Personnel}